EXHIBIT 5.1
June 6, 2008
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098
     Re:   Flagstar Bancorp, Inc. Shares of Common Stock
Ladies and Gentlemen:
     We have acted as special counsel to Flagstar Bancorp, Inc. (the “Company”), a Michigan corporation, in connection with the filing of a registration statement to which this opinion is filed as an exhibit on Form S-3, under the Securities Act of 1933, as amended (the “Act”). The registration statement covers 12,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Shares”) and 11,289,878 shares of the Company’s Common Stock, $0.01 par value per share (the “Conversion Shares,” and together with the Common Shares the “Shares”), issuable upon conversion of the Company’s Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”). The Shares may be sold from time to time by the selling stockholders identified in the Company’s registration statement. The registration statement on Form S-3 on file with the Securities and Exchange Commission (the “Commission”) at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) is herein referred to as the “Registration Statement.”
     In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company’s Amended and Restated Articles of Incorporation (the “Articles”), as amended by the Certificate of Designations of the Mandatory Convertible Non-Cumulative Perpetual Preferred Stock, Series A of the Company (the “Certificate of Designations”) and the Fourth Amended and Restated Bylaws, in each case certified to us on the date hereof as being complete, accurate, and in effect, a certificate dated a recent date from the Secretary of State of the State of Michigan as to the existence of the Company, an executed copy of the Registration Statement duly executed by the directors of the Company, and such corporate documents, minutes and resolutions as we have deemed necessary for the purposes of rendering this opinion letter.
     We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.
     In giving this opinion letter we have assumed:
     (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;
     (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and
     (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act and (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company’s Shares as specified in the Registration Statement and the Articles, we are of the opinion that:
     (a) the Common Shares are legally issued, fully paid and non-assessable; and
     (b) subject to approval by the Company’s stockholders of the conversion of the Preferred Stock into common stock for purposes of Section 312.03 of the NYSE Listed Company Manual, the Conversion Shares, when issued and delivered upon conversion in accordance with the Certificates of Designations, will be validly issued, fully paid and nonassessable.
     In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal laws of the United States of America.
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

Very truly yours,
/s/ Kutak Rock LLP